For Immediate Release

Contact: Tate Fite Chief Financial Officer 7.495.737.5177 tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces Subscriber Growth Numbers for

September 2006

New York, NY – October 16, 2006 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced the growth of its homes passed network and growth in the number of active subscribers for its broadband services in Moscow as of September 30, 2006:

	September 30, 2006	August 31, 2006	Change (1 month)	Percent Change	December 31, 2005	YTD Change (9 months)	Percent Change
Homes passed	681,594	631,369	50,225	8.0%	325,954	355,640	109.1%

Terrestrial Broadcasting subscribers % Saturation	137,921 20.2%	127,706 20.2%	10,215	8.0%	85,994 26.4%	51,927	60.4%
Pay TV subscribers % Saturation	47,052 6.9%	39,038 6.2%	8,014	20.5%	15,618 4.8%	31,434	201.3%
Internet subscribers % Saturation	74,652 11.0%	62,226 9.9%	12,426	20.0%	34,600 10.6%	40,052	115.8%

MOCC, which operates under the brand name AKADO in Moscow, Russia, continued to expand its presence in Moscow and add new subscribers at a record rate during the month of September.  In September, AKADO passed a additional 50,225 homes, and set new sales records for its key product lines – the Terrestrial Package, Pay TV and Internet by increasing the number of active subscribers for these services by10,215, 8,014 and 12,426 subscribers respectively. This growth includes the seasonal return of subscribers who deactivated during the summer months, but also included a record number of new subscribers. To generate some of this subscriber growth during the traditionally slow summer months, AKADO offered a temporary “half-price” internet service fee promotional campaign from July through September which helped to attract a record number of new subscribers. Such subscriber growth is expected to temporarily lower the average revenue per subscribers during the promotional period. The Company expects to report record quarterly revenue and a stronger rate of quarter over quarter growth in its subscriber services revenue than had been reported for the fiscal third quarters in each of the prior two years since the Company acquired AKADO.

 Mikhail Smirnov, Chief Executive Officer, stated, “We continue to achieve strong penetration growth in the areas of the City that we've newly accessed and in those in which we have already operated. This progress demonstrates the effectiveness of our sales and marketing strategies and that our customers are responding favorably to the quality and pricing of our broadband services. We expect to maintain a strong pace of network expansion and to achieve continued increases in subscriber penetration throughout our network.”

About Moscow CableCom

Moscow CableCom Corp (NASDAQ NM: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed transportation network in Moscow.  For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.ru

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and its ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.